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                                                                   EXHIBIT 99.3

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                            SEALY MATTRESS COMPANY
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2007
              10 7/8% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus, dated March
 , 1998 (the "Prospectus") of Sealy Mattress Company, an Ohio corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 9 7/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") and/or the 10 7/8% Senior Subordinated Discount Notes due 2007 (the "Senior Subordinated Discount Notes" and, together with the Senior Subordinated Notes, the "Notes") held by you for the account of the undersigned.

  The aggregate face amount of the Senior Subordinated Notes held by you for
  the account of the undersigned is (FILL IN AMOUNT): $     of the 9 7/8%
  Senior Subordinated Notes due 2007.

  The aggregate face amount of the Senior Subordinated Discount Notes held by
  you for the account of the undersigned is (FILL IN AMOUNT): $     of the 9%
  Senior Subordinated Discount Notes due 2007.

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_]TO TENDER the following Senior Subordinated Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF SENIOR SUBORDINATED NOTES TO BE TENDERED, IF ANY): $

  [_]NOT TO TENDER any Senior Subordinated Notes held by you for the account of the undersigned.

  [_]TO TENDER the following Senior Subordinated Discount Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF SENIOR SUBORDINATED DISCOUNT NOTES TO BE TENDERED, IF ANY): $

  [_]NOT TO TENDER any Senior Subordinated Discount Notes held by you for the account of the undersigned.

  If the undersigned instruct you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of (FILL IN STATE)
           , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as
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amended (the "Act"), in connection with a secondary resale transaction of the
Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.


                                   SIGN HERE
 Name of beneficial owner(s): ________________________________________________
 Signature(s): _______________________________________________________________
 Name (please print): ________________________________________________________
 Address: ____________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
 Telephone number: ___________________________________________________________
 Taxpayer Identification or Social Security Number: __________________________
 Date: _______________________________________________________________________